[Letterhead of Thacher Proffitt & Wood LLP]






                                                  July 29, 2004




Dime Community Capital Trust I
Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211

                         Re:     Dime Community Capital Trust I
                                 Registration Statement On Form S-4
                                 ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Dime Community Bancshares, Inc., a Delaware corporation (the "Corporation") and Dime Community Capital Trust I, a Delaware statutory trust (the "Trust"), in connection with the preparation and filing by the Corporation, and the Trust with the Securities and Exchange Commission (the "Commission") of an exchange offer registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to (i) the issuance of up to 70,000 7.0% Capital Securities, Series B (liquidation amount of $1,000 per capital security) of the Trust (the "Exchange Capital Securities"), representing preferred beneficial interests in the assets of the Trust under the Second Amended and Restated Declaration of Trust, dated as of July 29, 2004 (the "Second Amended Declaration"), by and among the Corporation, Wilmington Trust Company, as Institutional Trustee (the "Institutional Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrators named therein and the Holders from time to time of undivided beneficial interests in the assets of the Trust, (ii) the issuance of up to $72,165,000 principal amount of 7.0% Junior Subordinated Deferrable Interest Debt Securities due April 14, 2034 Series B (the "Exchange Debt Securities"), by the Corporation pursuant to the Indenture, dated as of March 19, 2004 (the "Indenture"), between the Corporation and Wilmington Trust Company, as Indenture Trustee and (iii) the Series B Guarantee Agreement, dated as of July 27, 2004 (the "Exchange Guarantee"), between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), relating to the Exchange Capital Securities.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:


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Dime Community Capital Trust I
Dime Community Bancshares, Inc.
July 29, 2004                                                             Page 2


         (i) Copy of the Certificate of Incorporation of the Corporation, certified as of a recent date by the Secretary of State of the State of Delaware;

         (ii) Copy of the Bylaws of the Corporation, certified by the Secretary of the Corporation to be a true, correct and complete copy;

         (iii) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Corporation under the laws of the State of Delaware;

         (iv) Executed copy of the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on March 12, 2004;

         (v) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Trust under the laws of the State of Delaware;

         (vi) Copies, certified by the Secretary of the Corporation to be true, correct and complete copies, of the resolutions duly adopted by the Board of Directors of the Corporation on February 19, 2004, the Written Consent of the Executive Committee of the Board of Directors of the Company dated March 11, 2004, and the resolutions adopted by the Pricing Committee of the Board of Directors of the Company on March 12, 2004;

         (vii) Executed copy of the Written Consent of the Administrators dated July 29, 2004;

         (viii) Copy of the Registration Statement on Form S-4 filed by the Corporation and the Trust with the Commission on July 29, 2004 under the Act;

         (ix) Executed copy of the Declaration of Trust, dated as of March 11, 2004, by and between the Corporation and the Delaware Trustee;

         (x) Executed copy of the Second Amended Declaration;

         (xi) Form of certificates evidencing the Exchange Capital Securities;

         (xii) Executed copy of the Exchange Guarantee;

         (xiii) Executed copy of the Indenture;

         (xiv) Form of certificate evidencing the Exchange Debt Securities; and

         (xv) Executed copy of the Registration Rights Agreement, dated as of March 12, 2004 (the "Registration Rights Agreement"), by and among the Corporation, the Trust and the Initial Purchaser.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records, and we have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.



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Dime Community Capital Trust I
Dime Community Bancshares, Inc.
July 29, 2004                                                             Page 3


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the trustees of the Trust, representatives of the Corporation and others and the accuracy of the facts, information, covenants and representations set forth in the documents listed above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents listed above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Corporation or the Trust may be a party or to which the Corporation or the Trust or any property thereof may be subject or bound.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The Exchange Capital Securities have been duly authorized for issuance by the Trust and, when the Second Amended Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Capital Securities are duly issued, executed and authenticated in the manner provided for in the Second Amended Declaration and delivered in the exchange offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Exchange Capital Securities will be validly issued and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Second Amended Declaration.

         2. The Exchange Debt Securities have been duly authorized for issuance by the Corporation pursuant to the Indenture and, when the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Debt Securities are executed, authenticated and delivered in the manner provided for in the exchange offer as contemplated in the Registration Rights Agreement, the Exchange Debt Securities will constitute valid arid binding obligations of the Corporation and will entitle the holders thereof to the benefits of the Indenture, enforceable against the Corporation in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and (ii)


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Dime Community Capital Trust I
Dime Community Bancshares, Inc.
July 29, 2004                                                             Page 4


the enforceability of the Corporation's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

         3. The Exchange Guarantee has been duly authorized by the Corporation and, when the Exchange Guarantee has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Guarantee is executed and delivered in the manner provided for in the exchange offer as contemplated in the Registration Rights Agreement, the Exchange Guarantee will constitute a valid and binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and
(ii) the enforceability of the Corporation's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

         4. The holders of the Exchange Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; it being understood, however, that the holders of the Exchange Capital Securities may be required to make payment or provide indemnity or security as set forth in the Second Amended Declaration.

         We are not licensed to practice law in any jurisdiction other than the State of New York. In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the corporate law of the State of Delaware, the law of the State of Delaware concerning the treatment of Delaware statutory trusts and the federal law of the United States of America, and we do not express any opinion concerning the securities laws of any jurisdiction other than the federal securities laws of the United States. We do not express any opinion on any issue not expressly addressed above.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion letter is rendered for the benefit of the Corporation, the Trust and the holders of the Exchange Capital Securities.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Thacher Proffitt & Wood LLP